Exhibit 99.1

Black Diamond, Inc. Reports Fourth Quarter and Full Year 2016 Results

SALT LAKE CITY, Utah – March 6, 2017 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company”), a global leader of innovative active outdoor performance equipment and apparel, under the brand name Black Diamond®, reported financial results for the fourth quarter and full year ended December 31, 2016.

Reported results for all periods presented are from continuing operations, excluding the results of POC Sweden AB and POC USA, LLC, which the Company sold on October 7, 2015.

Fourth Quarter 2016 Financial Summary vs. Same Year-Ago Quarter

•	Sales of $41.4 million, down 6%.

•	Gross margin of 29.1% vs. 33.5%.

•	Selling, general and administrative expenses down 16% to $12.6 million.

•	Net loss from continuing operations was $1.4 million or $(0.05) per share, compared to a net loss from continuing operations of $31.7 million or $(0.99) per share.

•	Adjusted net income before non-cash items was $0.4 million or $0.01 per share, compared to $0.6 million or $0.02 per share.

Fourth Quarter 2016 Financial Results

Sales in the fourth quarter of 2016 were $41.4 million compared to $44.1 million in the same year-ago quarter. Excluding the impact of foreign exchange, sales were down 2%. This was due to unseasonably dry European winter conditions impacting ski product sales and the Company’s measured approach to scaling back its apparel line, partially offset by continued strong climb and mountain equipment product growth.

Gross margin in the fourth quarter was 29.1% compared to 33.5% in the year-ago quarter. Foreign currency headwinds accounted for 290 basis points of this decline. Excluding the impact of foreign exchange, gross margin was 32.0%. Gross margin was also impacted by a combination of an unfavorable mix of lower margin products and costs associated with Black Diamond’s recently repatriated manufacturing activities from Asia to the U.S.

Selling, general and administrative expenses in the fourth quarter decreased 16% to $12.6 million compared to $15.0 million in the year-ago quarter. The decline was due to the Company’s continued realization of savings from its restructuring plan implemented in 2015 to realign resources within the organization.

Net loss from continuing operations in the fourth quarter was $1.4 million or $(0.05) per diluted share, compared to a net loss from continuing operations of $31.7 million or $(0.99) per diluted share in the year-ago quarter. Net loss from continuing operations in the fourth quarter of 2016 included $1.7 million of non-cash items and $0.1 million in restructuring and transaction costs. In addition, the year-ago quarter included a $29.5 million goodwill impairment charge, which was required due to the decline in the Company’s market capitalization in the fourth quarter of 2015.

Adjusted net income from continuing operations, which excludes the non-cash items and restructuring and transaction costs, was $0.4 million or $0.01 per diluted share in the fourth quarter of 2016, compared to an adjusted net income from continuing operations before non-cash items of $0.6 million or $0.02 per diluted share in the fourth quarter of 2015.

Adjusted EBITDA was $0.3 million compared to $0.8 million in the fourth quarter of 2015, primarily due to the aforementioned factors impacting sales and gross margin.

At December 31, 2016, cash totaled $94.7 million compared to cash and marketable securities of $98.2 million at December 31, 2015. During the year, the Company repurchased a total of 1.2 million shares of its common stock for $5.1 million, or approximately $4.26 per share. Total debt was $21.9 million compared to $20.1 million at December 31, 2015. Stockholders’ equity was $160.8 million or approximately $5.36 per share based on approximately 30.0 million shares of the Company’s common stock outstanding as of December 31, 2016.

Subsequent to year end, on February 13, 2017, the Company paid in full its 5% senior subordinated notes for $22.6 million. As such, the Company has pro forma cash of approximately $72.1 million and $0.1 million in debt.

Full Year 2016 Financial Results

Sales in 2016 were $148.2 million compared to $155.3 million in 2015. Excluding the impact of foreign exchange, sales were essentially unchanged.

Gross margin in 2016 was 29.5% compared to 34.9% in 2015. Foreign currency headwinds accounted for 330 basis points of this decline. Excluding the impact of foreign exchange, gross margin was 32.8%.

Selling, general and administrative expenses in 2016 decreased 15% to $49.9 million compared to $58.5 million in 2015.

Net loss from continuing operations in 2016 was $9.0 million or $(0.30) per diluted share, compared to a net loss from continuing operations of $88.1 million or $(2.70) per diluted share in 2015. Net loss in 2016 included $6.8 million of non-cash items, $1.4 million in restructuring costs and $0.3 million in transaction costs, partially offset by a $2.0 million arbitral award related to certain claims against the former owner of the Company’s PIEPS™ brand associated with the voluntary recall of the PIEPS VECTOR transceiver in 2013.

Adjusted net loss from continuing operations, which excludes these non-cash items as well as restructuring and transaction costs and the arbitral award, was $2.6 million or $(0.09) per diluted share, compared to an adjusted net loss from continuing operations of $0.8 million or $(0.02) per diluted share in 2015.

Adjusted EBITDA in 2016 was $(2.7) million compared to $1.1 million in 2015.

Management Commentary

“The fourth quarter was highlighted by growing retailer confidence in the core products that define the Black Diamond Equipment brand,” said John Walbrecht, Black Diamond Equipment’s brand president. “While we still faced foreign exchange headwinds and margin constraints due to our manufacturing repatriation, demand for climbing and mountain products remained strong. We also continued to experience growing momentum in our direct-to-consumer and independent global distributor businesses, as both channels continue to grow in the strong double-digits.

“After more than a year of restructuring, we believe we are poised to scale the brand in 2017 through the implementation of a clear growth plan. This entails an unwavering focus on the roots of our brand and the continued investment in the products that has made Black Diamond synonymous with the sports we’ve served for the past 28 years. We are also focused on enhancing our brand equity through innovation in adjacent product categories and targeted media impressions centered around the consumer’s experience with our products. We believe this strategy optimally positions us to achieve sales and margin expansion, along with improved levels of customer service and more efficient working capital management.”

2017 Outlook

The Company anticipates its fiscal year 2017 sales to grow between 3%-7% to approximately $153 to $158 million compared to $148.2 million in 2016. On a constant currency basis, the Company expects sales to range between $154 to $159 million, or up 4%-7% compared to 2016. The Company expects gross margin in fiscal 2017 to increase approximately 300 to 400 basis points and range between 32.5%-33.5% compared to 29.5% in 2016, with foreign currency representing an approximate 50 basis point negative impact on gross margin in 2017.

The Company also expects selling, general and administrative costs, including approximately $4.5 million of cash corporate overhead expenditures, to be approximately $50.5 million compared to $49.9 million in 2016. The Company expects approximately $2.5 million in capital expenditures in 2017.

Redeployment and Diversification Strategy

On November 9, 2015, the Company announced that it is seeking to redeploy its significant cash balances. The Company expects to invest in high-quality, durable, cash flow-producing assets potentially unrelated to the outdoor industry in order to diversify its business and potentially monetize its substantial net operating losses. The Company intends to focus its search primarily in the United States, while also evaluating international investment opportunities should it find such opportunities attractive.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $172 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its fourth quarter 2017 results.

Date: Monday, March 6, 2017

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-800-256-1027

International dial-in number: 1-913-312-0956

Conference ID: 7270403

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=123023 and via the investor relations section of the Company’s website at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through March 20, 2017.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 7270403

About Black Diamond, Inc.

The Company is a publicly-traded (NASDAQ:BDE) holding company which seeks opportunities to acquire and grow businesses that can generate durable free cash flows and attractive returns. The Company has substantial cash balances and net operating tax loss carryforwards which will be redeployed to maximize shareholder value in a diverse array of businesses. Currently, Black Diamond Equipment, Ltd. is its only operating subsidiary. Black Diamond Equipment, Ltd. is a manufacturer of active outdoor equipment and clothing for the climbing, skiing and mountain sports markets. For additional information, please visit our corporate website at www.blackdiamond-inc.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its reformation and growth strategy, including its ability to organically grow each of its historical product lines, the ability of the Company to identify potential acquisition or investment opportunities as part of its redeployment and diversification strategy; the Company’s ability to successfully redeploy its capital into diversifying assets or that any such redeployment will result in the Company’s future profitability; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Aaron Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@bdel.com

or

Radhika Ray

VP of Strategy & Investor Relations

Tel 1-646-290-0805

radhika.ray@bdel.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	December 31,
	2016	2015
Assets
Current assets
Cash	$94,738	$88,401
Marketable securities	-	9,824
Accounts receivable	23,232	26,774
Inventories	45,410	51,496
Prepaid and other current assets	3,480	3,337
Income tax receivable	85	749
Total current assets	166,945	180,581

Property and equipment, net	11,055	10,790
Other intangible assets, net	9,769	10,934
Indefinite lived intangible assets	22,541	22,644
Other long-term assets	147	1,843
Total assets	$210,457	$226,792

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$17,740	$21,446
Income tax payable	969	-
Current portion of long-term debt	21,898	-
Total current liabilities	40,607	21,446

Long-term debt, net	-	20,133
Deferred income taxes	8,966	8,969
Other long-term liabilities	76	1,812
Total liabilities	49,649	52,360

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 32,888 and 32,884 issued and 30,016 and 31,203 outstanding, respectively	3	3
Additional paid in capital	483,925	483,698
Accumulated deficit	(309,717)	(300,739)
Treasury stock, at cost	(12,398)	(7,320)
Accumulated other comprehensive loss	(1,005)	(1,210)
Total stockholders' equity	160,808	174,432
Total liabilities and stockholders' equity	$210,457	$226,792

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2016	December 31, 2015

Sales
Domestic sales	$21,889	$22,399
International sales	19,510	21,677
Total sales	41,399	44,076

Cost of goods sold	29,350	29,309
Gross profit	12,049	14,767

Operating expenses
Selling, general and administrative	12,625	15,029
Restructuring charge	120	803
Transaction costs	21	500
Impairment of goodwill	-	29,507

Total operating expenses	12,766	45,839

Operating loss	(717)	(31,072)

Other (expense) income
Interest expense, net	(734)	(694)
Other, net	(293)	88

Total other expense, net	(1,027)	(606)

Loss from continuing operations before income tax	(1,744)	(31,678)
Income tax (benefit) expense	(355)	41
Loss from continuing operations	(1,389)	(31,719)

Discontinued operations, net of tax	-	10,994

Net loss	$(1,389)	$(20,725)

Loss from continuing operations per share:
Basic	$(0.05)	$(0.99)
Diluted	(0.05)	(0.99)

Net loss per share:
Basic	$(0.05)	$(0.64)
Diluted	(0.05)	(0.64)

Weighted average shares outstanding:
Basic	30,016	32,201
Diluted	30,016	32,201

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Year Ended December 31,
	2016	2015

Sales
Domestic sales	$76,079	$74,391
International sales	72,110	80,875
Total sales	148,189	155,266

Cost of goods sold	104,505	101,020
Gross profit	43,684	54,246

Operating expenses
Selling, general and administrative	49,936	58,499
Restructuring charge	1,395	3,375
Transaction costs	290	946
Arbitration award	(1,967)	-
Impairment of goodwill	-	29,507

Total operating expenses	49,654	92,327

Operating loss	(5,970)	(38,081)

Other (expense) income
Interest expense, net	(2,876)	(2,767)
Other, net	533	434

Total other expense, net	(2,343)	(2,333)

Loss from continuing operations before income tax	(8,313)	(40,414)
Income tax expense	665	47,692
Loss from continuing operations	(8,978)	(88,106)

Discontinued operations, net of tax	-	10,564

Net loss	$(8,978)	$(77,542)

Loss from continuing operations per share:
Basic	$(0.30)	$(2.70)
Diluted	(0.30)	(2.70)

Loss income per share:
Basic	$(0.30)	$(2.38)
Diluted	(0.30)	(2.38)

Weighted average shares outstanding:
Basic	30,397	32,600
Diluted	30,397	32,600

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS, ADJUSTED NET INCOME FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	December 31, 2016	Share	December 31, 2015	Share

Net loss from continuing operations	$(1,389)	$(0.05)	$(31,719)	$(0.99)

Amortization of intangibles	267	0.01	268	0.01
Depreciation	559	0.02	723	0.02
Accretion of note discount	484	0.02	404	0.01
Stock-based compensation	34	0.00	66	0.00
Gain from removal of accumulated translation adjustment	137	0.00	106	0.00
Impairment of goodwill	-	-	29,507	0.92
Income tax (benefit) expense	(355)	(0.01)	41	0.00
Cash received (paid) for income taxes	550	0.02	(2)	(0.00)

Net income (loss) from continuing operations before non-cash items	$287	$0.01	$(606)	$(0.02)

Restructuring charge	120	0.00	803	0.02
Transaction costs	21	0.00	500	0.02
State cash taxes on adjustments	(6)	(0.00)	(37)	(0.00)
AMT cash taxes on adjustments	(3)	(0.00)	(25)	(0.00)

Adjusted net income from continuing operations before non-cash items	$419	$0.01	$635	$0.02

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS, ADJUSTED NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Twelve Months Ended
		Per Diluted		Per Diluted
	December 31, 2016	Share	December 31, 2015	Share

Net loss from continuing operations	$(8,978)	$(0.30)	$(88,106)	$(2.70)

Amortization of intangibles	1,075	0.04	1,245	0.04
Depreciation	2,264	0.07	3,039	0.09
Accretion of note discount	1,842	0.06	1,537	0.05
Stock-based compensation	227	0.01	1,094	0.03
Gain from removal of accumulated translation adjustment	263	0.01	(500)	(0.02)
Impairment of goodwill	-	-	29,507	0.91
Income tax expense	665	0.02	47,692	1.46
Cash received (paid) for income taxes	426	0.01	(386)	(0.01)

Net loss from continuing operations before non-cash items	$(2,216)	$(0.07)	$(4,878)	$(0.15)

Restructuring charge	1,395	0.05	3,375	0.10
Transaction costs	290	0.01	946	0.03
Arbitration award	(1,967)	(0.06)	-	-
State cash taxes on adjustments	(70)	(0.00)	(122)	(0.00)
AMT cash taxes on adjustments	(32)	(0.00)	(84)	(0.00)

Adjusted net loss from continuing operations before non-cash items	$(2,600)	$(0.09)	$(763)	$(0.02)

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	December 31, 2016	December 31, 2015

Net loss from continuing operations	$(1,389)	$(31,719)

Income tax (benefit) expense	(355)	41
Other, net	293	(88)
Interest expense, net	734	694

Operating loss	(717)	(31,072)

Depreciation	559	723
Amortization of intangibles	267	268

EBITDA	$109	$(30,081)

Restructuring charge	120	803
Transaction costs	21	500
Impairment of goodwill	-	29,507
Stock-based compensation	34	66

Adjusted EBITDA	$284	$795

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Year Ended December 31,
	2016	2015

Net loss from continuing operations	$(8,978)	$(88,106)

Income tax expense	665	47,692
Other, net	(533)	(434)
Interest expense, net	2,876	2,767

Operating loss	(5,970)	(38,081)

Depreciation	2,264	3,039
Amortization of intangibles	1,075	1,245

EBITDA	$(2,631)	$(33,797)

Restructuring charge	1,395	3,375
Transaction costs	290	946
Arbitration award	(1,967)	-
Impairment of goodwill	-	29,507
Stock-based compensation	227	1,094

Adjusted EBITDA	$(2,686)	$1,125

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